Exhibit 10(e)(10)

Executive Long-Term Incentive Program

2006 DEFERRAL ELECTION FORM

Complete this form only if you are electing to defer 2006 Performance Shares

Personal Information (Please print)

Participant Name

Social Security Number (or Smith Barney Global ID Number)

ExternalOffice Phone Number

Your Deferral Election

Select one of the options below and enter, in 5 percent increments, your deferral election(s) for the receipt of Xerox Common Stock in connection with your 2006 grant of Performance Shares:

Receipt of % of shares earned under the terms of the grant, including annual and cumulative components, to be deferred until January 1, . (you must enter a date no sooner than 2010)	OR	Receipt of % of shares earned under the terms of the grant, including annual and cumulative components, to be deferred until one year after separation from service.

Note: Your total deferral cannot exceed 100%. Your right to receive Common Stock in connection with your deferral is subject to satisfying the vesting requirements of the grant. The portion of your award not subject to deferral will be available under the normal vesting schedule. Any FICA and/or any other withholding taxes due on the Vesting Date will be settled by shares of your award not subject to deferral, if applicable, with any additional withholding taxes due on the Vesting Date to be settled in cash.

In the event of your death before the deferral date, receipt of shares shall be delivered to your personal representatives, heirs or legatees in accordance with the terms of your award.

Recent tax legislation significantly reduced the ability to accelerate receipt of deferred amounts upon a change in control. If receipt of deferred shares upon a change in control cannot be accelerated, you will receive your shares according to your deferral election.

Your Authorization (Sign below to authorize your election)

In accordance with the provisions of the Xerox Corporation 2004 Performance Incentive Plan and the Executive Long-Term Incentive Program Agreement thereunder, I hereby authorize the irrevocable deferral election(s) indicated above for the 2006 E-LTIP grant.

Participant Signature:                                                                                                                         Date:

Please send completed original by June 30, 2006 to:	Ivonne Cruz
Executive Compensation Fax: 8*344-3861 STHQ 2-2-B